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                                                                    EXHIBIT 23.2

Independent Auditors' Consent

We consent to the use in this Amendment No. 2 to Registration Statement Nos. 333-30266 and 333-30266-01 of Project Orange Associates, L.P. and Project Orange Capital Corp. of our report dated March 30, 2000 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP


Parsippany, New Jersey
June 12, 2000